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                                                                    EXHIBIT 23.1


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Nortek, Inc.:

     As independent public accountants, we hereby consent to the use of our reports dated March 26, 1993 and to all references to our Firm included in or made a part of this registration statement.

                                            ARTHUR ANDERSEN & CO.

Boston, Massachusetts
February 9, 1994